Exhibit 11: Computation of Earnings per Share

                                   Exhibit 11

        Weighted Average Common Shares and Common Equivalents Outstanding
                        Computation of Earnings Per Share






                                                   For the six months ended
                                                   July 31,         July 31,
                                                     1997             1996
                                                     ----             ----

Primary earnings per share:

     Net income                                $       484,000     $   33,000
                                               ===============     ==========

     Weighted average common shares
         outstanding                                 3,891,000      3,801,000
                                               ===============     ==========


     Primary earnings (loss) per share         $          0.12     $     0.01
                                               ===============     ==========



     There are no other common stock equivalents; therefore, primary and fully diluted earnings per share are equal.















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